SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

						SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-BEL FUSE INC.

          GAMCO ASSET MANAGEMENT INC.
                       1/30/08            5,000            31.5100
                       1/29/08            5,000            31.8354
                       1/25/08            5,000            31.0760
                       1/24/08            4,900            31.5000
                       1/23/08              100            31.0500
                       1/08/08            1,900            33.1800
                       1/07/08              200            33.1800
                       1/04/08            2,900            33.3055
                       1/02/08            1,300            34.0000
          TENTON ADVISORS, INC.
                       1/29/08            1,300            31.6000
          GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       1/30/08           19,200            31.7370
                       1/29/08              800            31.7300
                       1/08/08            5,000            32.8800

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.